Exhibit 99.1

MICT, Inc. Reports Strong Performance and Achievement of Major Milestones, Including Revenue Growth of More Than 50% Quarter-over-Quarter and Launch of the Magpie Stock Trading App

Management to Conduct Conference Call Today, November 15, 2021 at 8:30AM ET

MONTVALE, N.J., November 15, 2021 -- MICT, Inc. (Nasdaq: MICT), (the "Company"), today announced its financial results for the third quarter ended September 30, 2021.

Q3 2021 Highlights and Recent Developments

●	Insurance business revenues increased to $18.5 million, up 50% over the second quarter, driven primarily from B2B sales

●	Gross profit increased to $2.7 million, up 312% over the second quarter

●	Non-GAAP net loss was $3.1 million, down from $8.9 million for Q2

●	Company obtained further licences, allowing it to distribute insurance products nationwide for B2B, and for the first time B2B2C and B2C

●	Subsidiary, Magpie Securities, launched its first product in September, the Magpie mobile stock trading app

●	As of September 30, 2021, cash position was approximately $105 million

Darren Mercer, MICT’s Chief Executive Officer commented, “Our insurance business, which launched in late December 2020, has already grown significantly to a revenue run-rate of $75 million per annum. To put this into context, in Q3 we achieved revenue growth of more than 50% quarter-over-quarter, which was on the back of a 50% quarter-over-quarter increase in Q2 compared to Q1. Bearing in mind we remain in the early stages of developing the insurance business, we are confident we can continue to deliver strong growth.

“Since obtaining our nationwide license in February, we have increased our holding of local licenses, to the extent we are now in around 130 major cities and provinces, which allow us to process insurance business in almost all of the developed regions in China. As a result, we are able to start processing business on a nearly nationwide basis and are well positioned to develop our strategic relationships into B2B2C partnerships, which will be followed by expansion into direct B2C sales channels. This should enable us to cross-sell a wide range of products with the aim of driving growth and generating higher margins.

“In addition, we are in ongoing discussions with a number of nationwide organizations that, if concluded, should enable us to launch several more specialist insurance products to be offered on a nationwide basis. We are very excited about the progress we have made in our insurance business and its future growth prospects, and whilst we expect recent pressures on commission levels in the automotive insurance sector to impact on our short-term rate of growth, this should be largely offset by the strong underlying performance of our platform and our revenue growth from other insurance products.

“Further, the combination of a rapidly expanding insuree database (currently estimated to be more than 0.5 million), together with a strong portfolio of licenses with nationwide coverage, and a growing range of insurance products, places us in a strong position and allows us to benefit from the strategic advantages we have gained. This, as well as our migration towards higher margin products sold, through higher margin channels, provides us confidence as we move towards year end and into 2022.

“On September 15th, we launched our mobile stock trading app on the proprietary Magpie Securities platform, which was the culmination of nearly a year of intensive technological development. We have managed our rollout plan carefully with an initial focus on a test-and-learn marketing strategy, allowing us to obtain valuable data and customer feedback so that we could make appropriate improvements and refinements.

“Notwithstanding the narrow scope of our initial marketing plan, the number of new client registrations and app downloads to date has been promising. The technological performance and functionality of the Magpie app has been enhanced considerably since launch, as we work towards our aim of delivering a superior market leading product. Having observed the marked progress achieved to date, management believes it is now the right time for a significant marketing push as we look to gain a sizeable market share.

“In dealing with the market speculation surrounding the introduction of new regulation with regard to onboarding clients resident in mainland China, it is important to note that Magpie has always been fully compliant with all applicable rules and regulations and as such we believe these latest changes are not of concern.

“Further, Magpie’s upcoming ability to onboard overseas clients, anticipated to begin at end of November, fits with our strategy to target the Chinese diaspora initially in Southeast Asia, and thereafter expanding into other territories. To that end, we have been exploring opportunities to acquire the necessary licenses to operate in relevant jurisdictions and we will keep the market appraised as to when there are meaningful developments.

“With regard to our commodities platform, which, as previously disclosed, has been ready to launch since early September, we had signed an agreement to launch in partnership with one of China’s leading commodity exchanges. As a result of the extreme volatility in oil and gas prices since September, together with the Chinese government’s introduction of new regulation (which is ongoing) our partner, to whom we are reliant, wishes to seek clarification around the new regulation and see a return to normal market conditions before they proceed with the launch. In this regard, both we and our partners are currently monitoring the situation and will keep it under review.

“Importantly, none of our published financial forecasts include revenue from our commodity business, and therefore any elongation of timelines does not adversely impact the revenues nor earnings figures contained in such projections.

“I am pleased to say that we continue to have a strong balance sheet with approximately $105 million of cash as of the end of Q3, which provides the resources needed to grow our different verticals and execute on our business plan. Our strong balance sheet will also assist us in making strategic acquisitions as and when we identify suitable value accretive opportunities, to which end our recently filed preliminary proxy statement and proposal to increase our authorized share capital will also help us facilitate such potential transactions in the short, medium, and long-term horizons.

“We are very proud and excited about the progress we have made in Q3, where the foundations and key ingredients for our continued growth have been significantly strengthened. Both our insurance and stock trading businesses are in the nascent stage of development, but already achieving impressive growth in customer registrations and the Company as a whole is generating growing revenues.

Q3 2021 Financial Review

●	Revenue in the third quarter was $18.5 million versus $12.3 million in the prior quarter and $0 in the year-ago period. The Q/Q increase over Q2 was primarily attributable to continued growth in B2B insurance sales, which grew by more than 50%

●	Gross profit was $2.7 million in Q3, representing an increase of >312% versus Q2 figure of $0.7 million. Gross margin improved significantly in Q3 to 14.8% from 5.4% in Q2 as the Company reduced its reliance on commission rebates and price incentives to attract new brokers and customers

●	R&D expenditure in Q3 was $0.40 million compared to $0.39 million in Q2, as the Company continued to invest in the development of its technology.

●	Selling & marketing expenses amounted to $1.5 million in Q3, up marginally from $1.4 million in Q2

●	General and administrative expenses fell significantly in Q3 to $6.6 million from $14.9 million in Q2. The Q3 G&A expenditure included > $1.6m of non-cash costs.

●	The Net Loss for Q3 was $5.3 million, representing a significant improvement over the Net Loss for Q2 of $18.4 million

●	The Non-GAAP Net Loss for Q3 was $3.1 million, down from $8.9 million for Q2

●	As of September 30, 2021, the cash position was approximately $105 million

Conference Call to be Held November 15, 2021 at 8:30AM

Participants are asked to pre-register for the call through the following link: https://dpregister.com/sreg/10162012/efb1f72c34.

Please note that registered participants will receive their dial in number upon registration and will dial directly into the call without delay. Those without internet access or unable to pre-register may dial in by calling: 1-833-953-2437 (domestic) or 1-412-317-5766 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the MICT call.

The conference call will also be available through a live webcast found here: https://services.choruscall.com/mediaframe/webcast.html?webcastid=ZCUhlrFf.

A webcast replay of the call will be available here approximately one hour after the end of the call through February 15, 2022. A telephonic replay of the call will be available through November 29, 2021 and may be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 10162012.

About MICT, Inc.

MICT, Inc. (NasdaqCM: MICT) operates through its wholly-owned subsidiary, GFH Intermediate Holdings Ltd ("GFHI"), GFHI’s various fully-owned subsidiaries or VIE structures. GFHI's versatile proprietary trading technology platform is designed to serve a large number of high growth sectors in the global fintech space. Primary areas of focus include online brokerage for equities trading and sales of insurance products in several high-growth foreign markets including Asia.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. All statements other than statements of historical fact contained in this press release are forward-looking statements. The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this press release are subject to other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2020 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:

Tel: (201) 225-0190

info@mict-inc.com

MICT, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$105,289	$29,049
Trade accounts receivable, net	20,644	523
Inventories	-	2,002
Other current assets	10,214	1,756
Related parties	2,167	-
Held for sales assets	-	350
Total current assets	138,314	33,680

Property and equipment, net	631	417
Intangible assets, net	18,808	17,159
Goodwill	19,788	22,405
Investment and loan to Magpie (formerly: Huapei)	-	3,038
Right-of-use assets	2,657	291
Long-term deposit and prepaid expenses	188	266
Micronet Ltd. equity method investment	1,764	-
Restricted cash escrow	-	477
Total long-term assets	43,836	44,053

Total assets	$182,150	$77,733

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

MICT, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	September 30, 2021	December 31, 2020
LIABILITIES AND EQUITY

Current maturity of long term bank loans	$-	$884
Trade accounts payable	18,520	838
Related party	-	163
Lease liabilities- current portion	1,573
Other current liabilities	5,241	5,102
Total current liabilities	25,334	6,987

Long term escrow	-	477
Lease liabilities	1,132	164
Deferred tax liabilities	3,323	4,256
Accrued severance pay	54	153
Total long-term liabilities	4,509	5,050
Total liabilities	29,843	12,037

Stockholders’ Equity:
Common stock; $0.001 par value, 250,000,000 shares authorized, 122,435,576 and 68,757,450 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	122	68
Additional paid in capital	220,660	102,333
Capital reserve related to transaction with the minority shareholder	-	(174)
Accumulated other comprehensive loss	(323)	(196)
Accumulated deficit	(68,151)	(39,966)
MICT, Inc. stockholders’ equity	152,308	62,065

Non-controlling interests	(1)	3,631

Total equity	152,307	65,696

Total liabilities and equity	$182,150	$77,733

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

MICT, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(USD In Thousands, Except Share and Earnings Per Share Data)

	Nine months ended September 30,		Three months ended September 30,
	2021	2020	2021	2020

Net revenues	$39,791	$349	$18,515	$349
Cost of revenues	34,436	347	15,769	347
Gross profit	5,355	2	2,746	2

Operating expenses:
Research and development	1,015	230	396	230
Selling and marketing	3,874	69	1,521	69
General and administrative	26,039	6,337	6,618	4,899
Amortization of intangible assets	2,301	820	732	820
Total operating expenses	33,229	7,456	9,267	6,018

Loss from operations	(27,874)	(7,454)	(6,521)	(6,016)
Gain (loss) from equity investment	636	(786)	799	-
Other income (expenses), net	70	138	(13)	138
Financial income (expenses), net	61	(8,803)	336	(8,960)
Gain (loss) of control in equity investment held in Micronet	(1,934)	665	-	-
Income (loss) before provision for income taxes	(29,041)	(16,240)	(5,399)	(14,838)
Tax benefit	(410)	(219)	(70)	(225)

Net loss	(28,631)	(16,021)	(5,329)	(14,613)
Net loss attributable to non-controlling interests	(446)	(462)	(1)	(462)

Net loss attributable to MICT, Inc.	$(28,185)	$(15,559)	$(5,328)	$(14,151)

Loss per share attributable to MICT, Inc.
Basic	$(0.26)	$(1.03)	$(0.05)	$(0.61)
Diluted	$(0.26)	$(1.03)	$(0.05)	$(0.61)

Weighted average common shares outstanding:
Basic	109,222,674	15,048,644	121,419,308	22,832,683
Diluted	109,222,674	15,048,644	121,419,308	22,832,683

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the U.S., or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

●	Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the Transaction and the Acquisition. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such charges do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Expenses related to the settlement agreements - These expenses relate to a settlement agreement as described in part III -Item 1. Legal Proceedings of this reports. We believe that these expenses do not reflect our operational performance. Therefore, we exclude them to provide the investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Stock-based compensation - is share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

●	Options-based compensation – Refers to compensation components which includes stock options awards granted to certain employees, officers, directors or consultants of the Company. This is a non cash personal compensation component for our employees, officers, directors or consultants and its cost to the Company is calculated based on B&S. This these costs attributed to the grant of stock options are irrelevant to the forward-looking analyses and are not necessarily linked to our operational performance.

The following table reconciles, for the periods presented, GAAP net loss attributable to MICT to non-GAAP net income attributable to MICT. and GAAP loss per diluted share attributable to MICT to non-GAAP net loss per diluted share attributable to MICT.:

	Nine months ended September 30,
	(Dollars in Thousands, other than share and per share amounts)
	2021	2020
GAAP net loss attributable to MICT, Inc.	$(28,185)	$(15,559)
Amortization of acquired intangible assets	2,301	778
Expenses related to settlement agreements	566	-
Expenses related to beneficial conversion feature expense	-	8,482
Expenses related to purchase of a business	-	1,295
Options- based compensation	585	-
Stock-based compensation	9,869	2,675
Income tax-effect of above non-GAAP adjustments	(604)	(199)
Total Non-GAAP net loss attributable to MICT, Inc.	$(15,468)	$(2,528)

Non-GAAP net loss per diluted share attributable to MICT, Inc.	$(0.15)	$(0.16)
Weighted average common shares outstanding used in per share calculations	109,222,674	15,048,644
GAAP net loss per diluted share attributable to MICT, Inc.	$(0.26)	$(1.03)
Weighted average common shares outstanding used in per share calculations	109,222,674	15,048,644

	Three months ended September 30,
	(Dollars in Thousands, other than share and per share amounts)
	2021	2020
GAAP net loss attributable to MICT, Inc.	$(5,328)	$(14,151)
Amortization of acquired intangible assets	733	788
Expenses related to beneficial conversion feature expense	-	8,482
Expenses related to purchase of a business	-	935
Expenses related to settlement agreements	34	-
Options- based compensation	127	-
Stock-based compensation	1,501	2,584
Income tax-effect of above non-GAAP adjustments	(190)	(199)
Total Non-GAAP net loss attributable to MICT, Inc.	$(3,123)	$(1,561)

Non-GAAP net loss per diluted share attributable to MICT, Inc.	$(0.03)	$(0.07)
Weighted average common shares outstanding used in per share calculations	121,419,308	22,832,683
GAAP net loss per diluted share attributable to MICT, Inc.	$(0.05)	$(0.61)
Weighted average common shares outstanding used in per share calculations	121,419,308	22,832,683